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                                                                   EXHIBIT 10.10

                      INTEGRATED ALARM SERVICES GROUP, INC.



                           9% CONVERTIBLE SECURED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



$________                                                     Date:__________

         FOR VALUE RECEIVED, Integrated Alarm Services Group, Inc., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay as set forth herein to the order of _______________ ("Lender"), in lawful money of and within the United States of America and in immediately available funds, the principal sum of $________ (the "Principal Amount"), together with accrued and unpaid interest thereon, in the manner set forth herein. Borrower further agrees to pay interest on the Principal Amount at the annual rate of 9% (the "Stated Interest Rate") on the outstanding Principal Amount. Interest shall be calculated from and including the date of this Note until such Principal Amount has been repaid in full or until the Note has been converted. Interest shall be paid quarterly, commencing on the first business day of January 2003, and on the first business day of each quarter thereafter including the Maturity Date, as defined below. Interest shall be calculated on the basis of a 365-day year.

1. Principal Repayment.

         The outstanding Principal Amount, including the interest accrued thereon, shall be payable three years from the date of issuance (the "Issuance Date") of the Note, unless such Note shall have been converted in accordance with Section 2 below. The date of repayment is referred to herein as the "Maturity Date."

2. Conversion. The Note shall be convertible into shares of common stock of the Company (the "Common Stock") at any time from the Issuance Date until the Maturity Date, which conversion, if any, shall occur at the option of the Lender. The Note shall be converted into shares of Common Stock at the conversion price (the "Conversion Price") of $4.76 per share of Common Stock, subject to adjustment as provided below.

         In the event that the Company completes an initial public offering (an "IPO") of its shares of Common Stock prior to the Maturity Date and such shares of Common Stock are offered to the public at less that $6.35 per share, then the Conversion Price shall be decreased such that the amended Conversion Price shall represent 75% of the price at which such shares are offered in the IPO. In no event will the Conversion Price exceed $4.76 per share, except in the case of a stock split, recapitalization or reclassification of the shares of Common Stock where the Conversion Price will continue to be at a 25% discount to the initial public offering price per share of common stock.

3. Place of Payment; Application of Payments. All amounts payable hereunder shall be payable to Lender in United States dollars to such bank account as shall be designated by Lender in immediately available funds or as otherwise specified to Borrower in writing. Payment on this Note shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal balance hereof.

4. Default. The following events shall each be an "Event of Default" under this
Note:

         A. bankruptcy or insolvency of Borrower;


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         B. Borrower's failure to pay any of the Principal Amount due under this
Note on the date the same becomes due and payable, or any accrued interest or other amounts due under this Note after the same becomes due and payable; and

         C. breach of any material covenant or agreement contained in this Note and such breach remains uncured for a period of 15 days after written notice thereof is received by Borrower from Lender.

         Upon the occurrence of an Event of Default, the unpaid Principal Amount, all unpaid accrued interest thereon and all other amounts owing hereunder may, at the option of Lender, become immediately due and payable to Lender, provided, however, that upon the occurrence of an Event of Default described in Section 4(a), all indebtedness of Borrower to Lender shall become immediately due and payable without any action of Lender. Effective upon an Event of Default that is not cured for a period of 30 days after such Event of Default, the interest rate on this Note shall increase to 15% per annum.

5. Covenants.

         A. Compliance with Agreements. The Borrower shall perform and observe, or cause to be performed or observed, as the case may be, all of the provisions in its certificate of incorporation, its bylaws, and the obligations pursuant to the terms, agreements and covenants of this Note and all documents and agreements executed or delivered in connection with this Note. The Borrower expressly represents that Borrower has the full power and authority to deliver the Note, that the Note has been duly authorized, executed and delivered by the Borrower, and Borrower's obligations under the Note are legal, valid, binding and enforceable, absolute and unconditional.

         B. Preservation of Corporate Existence and Business. The Borrower shall use best efforts to preserve intact its present business organization, rights and privileges and present goodwill and, to the best of its ability, its relationships existing with other parties and shall at all times cause to be done all things necessary to maintain, preserve, and renew its corporate existence and shall observe and conform with all valid requirements of all governmental authorities relating to the conduct of the business of the Borrower, the failure of which would have a material adverse effect upon the Borrower's business or financial condition. The Borrower shall maintain and keep in force all material licenses, permits and agreements necessary to the conduct of its businesses.

         C. Maintenance of Properties. The Borrower shall maintain and keep its properties, real and personal, in good repair, working order, and condition, and from time to time make all necessary or desirable repairs, renewals, and replacements, so that its business may be properly and advantageously conducted at all times.

         D. Taxes and Other Obligations. The Borrower shall pay and discharge all taxes, assessments, interest and installments on mortgages and governmental charges against it or against any of its properties, upon the respective dates when due, except to the extent that such taxes, assessments, interest, installments and governmental charges are contested in good faith and by appropriate proceedings.

         E. Compliance with Obligations, Laws, Etc. The Borrower shall comply with all of the obligations which it has incurred or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which might have a material adverse effect upon its business or financial condition, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto. The Borrower shall comply with all applicable laws, rules and regulations of all governmental authorities.

6. Waiver. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (i) SEEK A JURY TRIAL IN ANY

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LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT
OF, THIS NOTE, ANY RELATED INSTRUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM, (ii) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED OR (iii) MAKE ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES. THE PROVISIONS OF THIS PARAGRAPH
HAVE BEEN FULLY DISCUSSED BY LENDER AND BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. BORROWER WAIVES PRESENTMENT AND WRITTEN DEMAND FOR PAYMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST OF THIS NOTE. THE RIGHT TO PLEAD ANY AND ALL STATUTE OF LIMITATIONS AS A DEFENSE TO ANY DEMANDS HEREUNDER IS HEREBY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

7. Attorney's Fees; Collection Costs. If there has been an Event of Default by Borrower hereunder, Lender shall be entitled to receive and Borrower agrees to pay all costs of enforcement and collection incurred by Lender, including, without limitation, reasonable attorney's fees relating thereto.

8. Notices. Unless otherwise specified herein, all notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand, or on the third business day after properly deposited with the United States Postal Service, as certified mail, return receipt requested, postage prepaid, or on the first business day after properly deposited with an overnight courier of national standing, addressed to the address indicated below:

         If to the Borrower, at:

         One Capital Centre
         99 Pine Street, 5th Floor
         Albany, New York 12207
         Attention: Timothy McGinn, Co-Chief Executive Officer

         If to the Lender, at:

         -------------------

         -------------------

         -------------------

or at any other address specified by Borrower or Lender in writing.

9. Expenses. The Borrower shall pay all expenses of the Lender in connection with the preparation of this Note or other documents executed in connection therewith, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the obligations hereunder, provided that Borrower shall not have to pay any such expenses in excess of $5,000, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder. The Borrower shall also pay all expenses of the Lender in connection with the waiver or amendment of this Note and the administration, default or collection of any amount due under this Note or other obligations or administration, default, collection in connection with the Lender's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the obligations hereunder, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder.

10. Set-Off. Regardless of any means of obtaining repayment of the obligations hereunder, any deposits, balances or other sums credited by or due from the Lender to the Borrower may, at any time and from time to time, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Lender against any and all obligations of the Borrower to the Lender or any of its affiliates in such manner as the Lender in its sole discretion may determine, and the Borrower hereby grants to the Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.


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11. No Waivers of Lender's Rights. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Note provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

12. Amendments. Neither this Note nor any provision hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Lender and, in the case of amendments, by the Borrower.

13. Binding Effect of Note. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that neither the Borrower nor the Lender may assign or transfer its rights or obligations hereunder.

14. Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Note shall not affect the validity or enforceability of the remaining portions of it.

15. Captions. The captions and headings of the various sections and subsections of this Note are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

16. Entire Agreement. This Note and the documents and any agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF ALBANY, STATE OF NEW YORK, UNITED STATES OF AMERICA. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.


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         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                                    INTEGRATED ALARM SERVICES GROUP, INC.


                                    By:
                                         -------------------------------------
                                         Name: Timothy McGinn
                                         Title: Co-Chief Executive Officer

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